EXHIBIT 10.41

MGE ENERGY, INC.

2020 PERFORMANCE UNIT PLAN

AWARD AGREEMENT

Participant Name:	[Name]
Number of Units:	Total Units [Will equal performance units and restricted units]
Number of Initial Performance Units:	[Performance Units] (subject to adjustment as described in Exhibit 2 of this Agreement)
Number of Restricted Units:	[Restricted Units]
Grant Date:	[Grant Date]
Grant Year:	[Grant Year]
Performance Period:	[Performance Period]
Vesting Period:	[Vesting Period]

THIS AWARD AGREEMENT (the "Agreement") is made by and between MGE ENERGY, INC., a corporation organized and existing under the laws of the State of Wisconsin (the "Company"), and the employee named above (the "Participant"), as of the date designated above (the "Grant Date").  This Agreement provides notice of the terms and conditions applicable to a grant of Performance Units and Restricted Units made pursuant to the Company's 2020 Performance Unit Plan (the "Plan").  By execution below, the Participant agrees to be bound by the terms and conditions described herein and the provisions of the Plan.  Unless otherwise defined below or in Exhibit 1 or Exhibit 2, both attached hereto and made a part hereof, capitalized terms have the meanings ascribed to them in the Plan, a copy of which is being delivered with this Agreement.

1.

Grant of Units.  As of the Grant Date, the Board of Directors of the Company (the "Board") grants to the Participant an aggregate of the Units indicated above,

each of which gives the recipient the right to receive the Unit Value, equal to the Fair Market Value plus Dividend Equivalents declared during the relevant Performance Period and/or Vesting Period, subject to the restrictions and Performance Goals described herein. Such Units do not represent real shares of stock, shall not be sold, assigned, transferred, pledged or hypothecated and have no value other than the cash settlement rights ascribed to them in the Plan (the "Units").  Specifically with respect to the Performance Units, the number of Performance Units may increase or decrease based on the level of achievement of the Performance Goals, as further described in Exhibit 2 of this Agreement.

2.

Performance Goals, Vesting, and Settlement.

(a)

Exhibit 2 of this Agreement sets forth the threshold, target and maximum Performance Goals.

(b)

Performance Units shall vest at the end of the Performance Period.

(c)

Restricted Units shall vest at the end of the Vesting Period.

(d)

The Unit Value with respect to all vested Performance Units and Restricted Units shall be settled in cash on the Settlement Date, in accordance with the Plan.

3.

Dividend Equivalents.  The Unit Value of the Units includes Dividend Equivalents for all dividends declared by the Company during the Performance Period and Vesting Period for Performance Units and Restricted Units, respectively.  For purposes of computing Unit Value, such dividends shall be considered in aggregate but shall not be deemed to be reinvested in the Company's Stock or to earn interest throughout the Performance Period or Vesting Period.

4.

Termination of Employment.

(a)

Death, Disability or Bona Fide Retirement.

(i)

If the Participant's employment with the Company is terminated due to the Participant's death, Disability or bona fide Retirement, the Participant's Units shall continue to vest in accordance with the schedule set forth in Section 2 of this Agreement as if the Participant had remained in employment with the Company following such death, Disability or bona fide Retirement through the applicable Performance Period or Vesting Period, and all Units shall be settled in accordance with the Plan on the appropriate Settlement Date following the conclusion of the full Performance Period or Vesting Period; provided, however, that the Participant remains on a bona fide Retirement or subject to a Disability, as applicable, through such Settlement Date.

(ii)

Notwithstanding the foregoing, to the extent that the termination of employment was due to a bona fide Retirement and such bona fide Retirement occurred during a Grant Year, a pro-rata share of the Units awarded will be immediately forfeited.  The number of Units to be retained will be based on the proportion of the year in which the Participant was employed and will be calculated based on the following formula:

Number of Units to be retained = [Number of full calendar months worked/12] * Number of Units awarded under this Award Agreement for the Grant Year.

The retained Units will continue to vest in accordance with 4(a)(1). For the avoidance of doubt, if a Participant terminates employment due to a bona fide Retirement after a Grant Year but before the end of the Performance Period or the Vesting Period, as applicable, the Participant will retain all of the Units granted to the Participant.

(iii)

For purposes of this Section 4(a), "bona fide Retirement" shall mean the Participant's Retirement during which the Participant does not:

(A)

directly, or indirectly through another, act as an officer, director, partner or employee of or consultant to or act in any managerial capacity with any entity that is engaged in the sale of electricity or gas to retail customers, or the provision of transmission services related thereto, in the State of Wisconsin; or

(B)

act in any full-time position with any other entity, if such position requires duties and responsibilities similar to the duties and responsibilities of the Participant with the Company prior to Retirement;

each as determined by the Company in its sole and absolute discretion; provided, however, that the Participant's Retirement shall constitute a bona fide Retirement only if:

(1)

the Participant is age 65 or older on the date of such Retirement;

(2)

the Participant is 55 or older on, and has completed at least 10 years of service as an officer of the Company as of, the date of such Retirement; or

(3)

the Participant is 55 or older on the date of such Retirement and such Retirement is approved as a bona fide Retirement by the Board.

If the Participant's employment with the Company is terminated due to the Participant's Retirement, and such Retirement does not constitute a bona fide Retirement, as determined by the Company in its sole and absolute discretion, then the Participant's rights with respect to the Units following termination shall be determined in accordance with Section 4(b) below.

(b)

Voluntarily by the Participant or Termination by Company. If the Participant voluntarily terminates employment with the Company or the Company terminates the Participant for any reason, in either case prior to the conclusion of the full Performance Period or Vesting Period, all Units shall be immediately forfeited.

5.

Change in Control.  Upon the occurrence of a Change in Control (as defined in Exhibit 1), all Units not previously forfeited shall become immediately vested and shall be settled within sixty (60) days from the Change in Control date; provided however, to the extent the Change in Control occurs prior to end of a Performance Period or Vesting Period, as applicable, the Performance Period or Vesting Period shall be deemed complete on the trading date immediately preceding the effective date of the Change in Control. For Performance Units, the number of Units for which the Unit Value of Performance shares is determined in connection with the Change in Control shall equal the initial number of Performance Units set forth in this Agreement.

6.

No Assignment of Units.  Units granted hereunder shall not be subject in any manner to sale, transfer, pledge, assignment, encumbrance, division or other disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, including any division of property incident to a divorce or other allocation of marital property.  Notwithstanding the foregoing, Units shall be transferrable by will, the laws of descent and distribution or pursuant to beneficiary designation procedures established by the Company from time to time in its sole and absolute discretion.

7.

Adjustment.  The aggregate number of Units granted hereunder shall be subject to adjustment (as determined by the Compensation Committee in its sole discretion) due to any stock split, stock dividend or other form of recapitalization which affects the Company's outstanding Stock.

8.

Employment Rights.  Neither this Agreement nor the grant of Units hereunder shall be deemed to confer on the Participant any right to continue in the employ of the Company or any affiliate or to interfere, in any manner, with the right of the Company to terminate employment, whether with or without cause, in its sole discretion, subject to the terms of any separate agreement between the Participant and the Company.

9.

Amendment and Modification.  The terms and conditions of this Agreement may be amended only in writing signed by both the Participant and an authorized Company representative.

10.

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Participant and the Company, including their respective heirs, executors, administrators, successors and assigns.

11.

Plan and Available Information.  Units granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been furnished with this grant.  If any conflict exists between this Agreement and the Plan, the Plan shall prevail.

12.

Governing Law.  The validity, construction, and effect of all rules and regulations applicable to this Agreement shall be determined in accordance with the laws of the State of Wisconsin and applicable Federal law.

13.

Withholding Tax.  The Company may deduct from any payment to be made to the Participant any amount that federal, state, local or foreign tax law requires to be withheld with respect to the granting and settlement of Units hereunder.

14.

Section 409A Compliance.  This Agreement is intended to be exempt from, or otherwise comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted and construed accordingly.  The Company shall have the discretion and authority to amend this Agreement at any time to satisfy any requirements of Section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to this Agreement.  By accepting this Agreement, the Participant agrees that no provision of this Agreement or the Plan or any communications related to this Agreement or the Plan shall be interpreted as guaranteeing the tax consequences or treatment of any amounts payable to the Participant under this Agreement.

PARTICIPANT
MGE ENERGY, INC. By:

Its: Chairman, President and CEO

Exhibit 1

Definitions

"Change in Control" means the occurrence of any of the following events:

(1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control:

(A)

any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities),

(B) any acquisition by the Company,

(C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,

(D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the Shareholder Continuity Condition (as defined below), the Beneficial Ownership Condition (as defined below) and the Board of Directors Continuity Condition (as defined below) shall be satisfied;

and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)

individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11

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of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(3)

the approval by the shareholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation each of the Shareholder Continuity Condition, the Beneficial Ownership Condition and the Board of Directors Continuity Condition shall be satisfied; or

(4)

approval by the Company's shareholders of (i) a plan of complete liquidation or dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition each of, the Shareholder Continuity Condition, Beneficial Ownership Condition and Board of Directors Continuity Condition shall be satisfied.

For purposes of this definition:

"Shareholder Continuity Condition" shall be satisfied in connection with a transaction if at least 60% of the then outstanding shares of common stock of the corporation resulting from such transaction and at least 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such transaction and in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be.

"Beneficial Ownership Condition" shall be satisfied in connection with a transaction if no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such transaction (or any corporation controlled by the Company) and any Person who beneficially owned, immediately prior to such transaction, directly or indirectly, 35% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation or 35% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors.

"Board of Directors Continuity Condition" shall be satisfied in connection with a transaction if at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such transaction.

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Exhibit 2

Performance Goals for Performance Units

In order to align the compensation of the Participant with the shareholder experience, Performance Goals will be set for the Performance Units awarded under the Plan.  Actual Company performance over the Performance Period compared to the expected performance as determined by the Board and set forth in this Exhibit, will determine the number of Units for which the Unit Value at the end of the Performance Period is determined.

The initial number of Units granted shall be modified based on criteria which will be set forth in this Exhibit and determined by the Board.

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